Exhibit 24.1

                              POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary E. Costley, William L. Trubeck and Frank W. Bonvino, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of 250,000 shares of Common Stock of International Multifoods Corporation pursuant to the Stock Purchase Plan of Robin Hood Multifoods Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 20th day of June, 1997, by the following persons:

Signature                           Title




/s/ Gary E. Costley          Chairman of the Board, President
Gary E. Costley, Ph.D.         and Chief Executive Officer
                               (Principal Executive Officer)
                                and Director

/s/ William L. Trubeck        Senior Vice President - Finance
William L. Trubeck              and Chief Financial Officer
                               (Principal Financial Officer)


/s/ Dennis R. Johnson         Vice President and
Dennis R. Johnson               Controller
                               (Principal Accounting Officer)


/s/ James G. Fifield          Director
James G. Fifield



/s/ Robert M. Price           Director
Robert M. Price




/s/ Nicholas L. Reding        Director
Nicholas L. Reding



/s/ Jack D. Rehm               Director
Jack D. Rehm



/s/ Lois D. Rice               Director
Lois D. Rice



/s/ Richard K. Smucker         Director
Richard K. Smucker



                               Director
Dolph W. von Arx